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                                                               EXHIBIT 5.(D)(1)


                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 24th day of February, 1994, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and T. ROWE PRICE ASSOCIATES, INC., hereinafter referred to as "SUB-ADVISER."

     VALIC and SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940.

          (b) VALIC is engaged as the investment adviser of the Science & Technology and Growth Portfolio(s) pursuant to an Investment Advisory Agreement (Form II) dated May 1, 1992 between VALIC and American General Series Portfolio Company ("FUND"), an investment company organized under the general corporation laws of Maryland as a series type of investment company issuing separate classes (or series) of stock and is registered as a diversified, open-end, management investment company under the Investment Company Act of 1940. That Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c) The FUND currently consists of thirteen portfolios ("Funds"):
     MidCap Index Portfolio, Timed Opportunity Portfolio, Money Market Portfolio, Capital Conservation Portfolio, Government Securities Portfolio, Stock Index Portfolio, International Equities Portfolio, Social Awareness Portfolio, International Government Bond Portfolio, Small Cap Index Portfolio, and Science & Technology Portfolio, Growth & Income Portfolio and Growth Portfolio. In accordance with the FUND's Articles of Incorporation and Bylaws, new Funds may be added to the FUND upon approval of the FUND's Board of Directors without approval of the FUND's shareholders. This Agreement will apply only to the portfolio(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

          (d) VALIC desires to enter into an Investment Sub-Advisory Agreement with respect to the Covered Funds with SUB-ADVISER.

     VALIC and SUB-ADVISER AGREE AS FOLLOWS:

1.   SERVICES RENDERED AND EXPENSES PAID BY SUB-ADVISER

     SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the FUND's Board of Directors and in conformity with the Investment Company Act of 1940, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended, the FUND's Articles of Incorporation. Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the FUND's Board of Directors shall:

          (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.




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          (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments for each Covered Fund's account with brokers or dealers selected by SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers selected by SUB-ADVISER, subject to SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers affiliated with SUB-ADVISER, subject to applicable law.

     In performing the services described in paragraph (b) above, SUB-ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. SUB-ADVISER shall also use its best efforts to obtain for the Covered Funds any tender and exchange offer solicitation fees, other fees, and similar payments available in connection with the portfolio transactions of the Covered Funds. Subject to approval by the FUND's Board of Directors of appropriate policies and procedures, SUB-ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to SUB-ADVISER. SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

     SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the FUND's Board of Directors regarding the performance of services under this Agreement. SUB-ADVISER will make available to VALIC and the FUND promptly upon their request all its investment records and ledgers to assist VALIC and the FUND in compliance with respect to each Covered Fund's securities transactions as required by the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as well as other applicable laws. SUB-ADVISER will furnish the FUND's Board of Directors such periodic and special reports as VALIC and the FUND's Board of Directors may reasonably request. SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Funds are being conducted in a manner consistent with applicable laws and regulations. SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Directors of the FUND has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

     Should VALIC at any time make any definite determination as to investment policy and notify SUB-ADVISER of such determination. SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     SUB-ADVISER will not hold money or investments on behalf of the FUND. The money and investments will be held by the Custodian of the FUND. SUB-ADVISER will arrange for the transmission to the Custodian for the FUND, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Funds.

     SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or the FUND other than in furtherance of SUB-ADVISER's duties and responsibilities as set forth in this Agreement.




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     Except as otherwise agreed, or as otherwise provided herein, SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses other than those which Section 2 of this Agreement expressly states are payable to SUB-ADVISER.

2.   COMPENSATION OF SUB-ADVISER

     The payment of advisory fees related to the services of SUB-ADVISER under this Agreement shall be the sole concern of VALIC and SUB-ADVISER and shall not be the responsibility of the FUND.

     VALIC shall pay to SUB-ADVISER, as compensation for the services rendered and expenses paid by SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of the FUND. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

     The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the FUND's Articles of Incorporation, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

     SUB-ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by SUB-ADVISER, or any affiliated person of SUB-ADVISER, in connection with any Covered Fund's portfolio transactions, less the amount of any direct expenses incurred by SUB-ADVISER, or any affiliated person of SUB-ADVISER, in obtaining such commissions, fees, or payments. Such "commissions" or "other fees" shall exclude those charged by brokers or dealers affiliated with SUB-ADVISER as referred to in paragraph 1.(b) above. Such "tender and exchange offer solicitation fees" shall exclude those received by SUB-ADVISER acting in the capacity of manager for any such offer.

     If SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

3.   SCOPE OF SUB-ADVISER'S ACTIVITIES

     SUB-ADVISER, and any person controlled by or under common control with SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which SUB-ADVISER renders to the Covered Funds.

     Except as otherwise required by the Investment Company Act of 1940, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in SUB-ADVISER, and in any person controlling, controlled by or under common control with SUB-ADVISER; and SUB-ADVISER, and any person controlling, controlled by or under common control with SUB-ADVISER, may have an interest in VALIC.

     SUB-ADVISER shall not be liable to VALIC, the FUND, or to any shareholder in the FUND, and VALIC shall indemnity SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, so long as there has been no willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties on the part of SUB-ADVISER.




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4.   DURATION OF AGREEMENT

     This Agreement shall become effective as to the portfolios set forth on Schedule A on the date hereof and as to any other Funds on the date of the Amendment to Schedule A adding such Fund(s) in accordance with this Agreement. It shall continue in force thereafter, but with respect to any Covered Fund, only so long as such continuance is approved at least annually by the vote of a majority of the FUND's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Board of Directors or a majority of that Fund's outstanding voting securities.

     This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Investment Advisory Agreement between VALIC and the FUND as it relates to any Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, on not more than 60 days' nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon, by VALIC on notice to SUB-ADVISER and the FUND, by the FUND's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on notice to SUB-ADVISER and VALIC, or by SUB-ADVISER on notice to VALIC and the FUND. Such termination shall be without the payment of any penalty.

5.   OTHER MATTERS

     SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from SUB-ADVISER so as to require a new written contract pursuant to the Investment Company Act of 1940. The compensation of any such persons will be paid by SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the FUND with respect to them.

     SUB-ADVISER agrees that all books and records which it maintains for the FUND are the FUND's property. SUB-ADVISER also agrees upon request of VALIC for the FUND, to promptly surrender the books and records in accordance with the Investment Company Act of 1940 and rules thereunder. SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act of 1940 the records required to be maintained by Rule 3la-1 under the Investment Company Act of 1940.

     VALIC has herewith furnished SUB-ADVISER copies of the FUND's Prospectus, Statement of Additional Information, Articles of Incorporation and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

     SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the FUND in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

     VALIC agrees to furnish SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders. sales literature, or other material prepared for distribution to interest holders of the FUND or the public that refer in any way to SUB-ADVISER, and not to use such material if SUB-ADVISER reasonably objects in writing within ten
(10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement,




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VALIC will continue to furnish to SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to SUB-ADVISER. VALIC shall furnish or otherwise make available to SUB-ADVISER such other information relating to the business affairs of VALIC and the FUND as SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

     VALIC agrees to indemnify SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the FUND, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER Or its affiliates.

     SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Investment Sub-Advisory Agreement, including a negligent failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in section 817(h), and the qualification standards of Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (other than a failure which is subsequently timely corrected by SUB-ADVISER in accordance with applicable law and regulations such that no loss is incurred by VALIC or a Covered Fund) or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the FUND to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

6.   APPLICABILITY OF FEDERAL SECURITIES LAWS

     This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.



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     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                            THE VARIABLE ANNUITY LIFE
                                              INSURANCE COMPANY


                                            By: /s/ STEPHEN D. BICKEL
                                               ---------------------------------
                                               Name:  Stephen D. Bickel
                                               Title: President and CEO


ATTEST:

/s/ CYNTHIA TOLES
-----------------------------------
Secretary

                                            T. ROWE PRICE ASSOCIATES, INC.


                                            By: /s/ NANCY MORRIS
                                               ---------------------------------
                                               Name:  Nancy Morris
                                               Title: Vice President

ATTEST:

/s/ BARBRA A. VAN HAN
-----------------------------------
Assistant Secretary





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                                   SCHEDULE A
                             (Effective May 1, 1994)

Annual Fee computed at the following annual rate, based on average monthly net asset value and payable monthly:

         Growth Portfolio . . . . . . . . . .
         Science & Technology Portfolio . . .






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